                         NOTICE OF GUARANTEED DELIVERY

                                      for

                       Tender of Shares of Common Stock
          (Including the Associated Preferred Stock Purchase Rights)

                                      of

                   Burns International Services Corporation

                                      to

                       Securitas Acquisition Corporation
                      an indirect wholly owned subsidiary

                                      of

                                 Securitas AB
                   (Not to be used for Signature Guarantees)

  This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $0.01 per share (the "Company Common Stock") and the associated rights to purchase Series A Participating Cumulative Preferred Stock, issued under the Rights Agreement (as defined in Section 1.2 of the Agreement and Plan of Merger) (the "Rights" and together with the Company Common Stock, the "Shares"), of Burns International Services Corporation, a Delaware corporation, are not immediately available, (ii) if the procedure for book-entry transfer cannot be completed prior to the Expiration Date, or (iii) if Share Certificates and all required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                             The Bank of New York

         By Mail:
          By Facsimile Transmission:(for Eligible Institutions Only)
                                                        By Hand or Overnight
                                                             Delivery:
                                                         Tender & Exchange
    Tender & Exchange                                        Department
        Department              (212) 815-6213           101 Barclay Street
      P.O. Box 11248

                                                        Receive and Deliver
  Church Street Station     For Confirmation Phone:            Window
 New York, NY 10286-1248        (212) 815-6156           New York, NY 10286

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to Securitas Acquisition Corporation, a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Securitas AB, a joint stock company organized under the laws of Sweden ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 7, 2000, and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below par value $0.01 per Share, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.


 Number of Tendered Shares:

 ------------------------------------------------------------------------------

 Certificate No.(s) (if available):

 ------------------------------------------------------------------------------

 ------------------------------------------------------------------------------

 Check box if Shares will be delivered by book-entry transfer: [_]

 Depositary Account Number:
                    ----------------------------------------------------------

 Dated: _________________________, 2000

 Name(s) of Record Holder(s):

 ------------------------------------------------------------------------------

 ------------------------------------------------------------------------------
                                 (Please Print)

 Address(es):
      ---------------------------------------------------------------------
                                   (Zip Code)

 Area Code and Telephone No.(s):
                       -------------------------------------------------------

                                   SIGN HERE

 Signature(s):
      ---------------------------------------------------------------------

 ------------------------------------------------------------------------------


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

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program or an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary either Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts maintained at one of the Book-Entry Transfer Facilities (as defined in the Offer to Purchase), in each case together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three (3) trading days (as defined in the Offer to Purchase) after the date hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.


 Name of Firm: ________________________________________________________________

 ------------------------------------------------------------------------------
                            (Authorized Signature)
 Address: _____________________________________________________________________

 ------------------------------------------------------------------------------
                                  (Zip Code)
 Title: _______________________________________________________________________
 Name: ________________________________________________________________________
                            (Please Print or Type)
 Area Code and Telephone No.: _________________________________________________
 Dated: ________________________ , 2000


NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES
     SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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